UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2024

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1775 Tysons Blvd., 5th Floor

McLean, Virginia 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive  offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of David Knutson as Senior Vice President, Network Operations and Deployment

On March 11, 2024, the position of Senior Vice President, Network Operations and Deployment held by David Knutson was eliminated as a result of an internal organizational assessment. Accordingly, his employment with NextNav Inc. (the “Company”) ceased on March 11, 2024.

Upon Mr. Knutson executing a separation agreement (the “Separation Agreement”), and subject to Mr. Knutson agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Mr. Knutson the amounts owed to him pursuant to Section 8 of that certain Employment Agreement, dated November 17, 2021, by and between the Company and Mr. Knutson, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 17, 2021.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2024

NEXTNAV INC.

By:	/s/ Christian D. Gates
	Name:	Christian D. Gates
	Title:	Chief Financial Officer